Exhibit 99.1

For Release: August 12, 2010

Albemarle CFO Richard J. Diemer, Jr. to Resign;

Richard Fishman Named Interim Successor

(Baton Rouge, LA) August 12, 2010 – Albemarle Corporation (NYSE:ALB), announced today that Richard J. Diemer, Jr., Senior Vice President and Chief Financial Officer, is resigning after five years with Albemarle to pursue another business opportunity.

Richard Fishman, Albemarle’s Vice President, Treasurer and Chief Tax Counsel will serve as interim CFO.

“Rich Diemer has been a highly valued member of our leadership team and played an instrumental role in our success over the last five years. His strong financial and strategic leadership allowed us to globalize our financial processes and helped drive our business growth and performance,” said Mark C. Rohr, Albemarle’s Chairman and Chief Executive Officer. “Rich has done a great job representing Albemarle. I thank him for his personal and professional contributions and wish Rich the best in his new endeavor.”

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer, and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. The Company is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry. Corporate Responsibility Magazine recently selected Albemarle to its prestigious “100 Best Corporate Citizens” list for 2010. Albemarle employs approximately 4,000 people and serves customers in approximately 100 countries. To learn more, visit www.albemarle.com.

Albemarle Contact: Sandra Rodriguez, (225) 388-7654, Sandra.Rodriguez@albemarle.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Albemarle Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K.

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana, USA

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